                                                                    EXHIBIT 21.0

                              NEOMAGIC CORPORATION
                                  SUBSIDIARIES
                                (All 100% Owned)

                                                                           JURISDICTION
NAME                                                                     OF INCORPORATION
-------------------------------------------------------------------  -------------------------
NeoMagic International.............................................  Grand Cayman Island

NeoMagic Japan K.K.................................................  Japan

NeoMagic Israel Ltd................................................  Israel

NeoMagic U.K. Ltd..................................................  England

NeoMagic Semiconductor India Pvt. Ltd..............................  India